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                                                           Exhibit 23.5

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574), (333-12789) and (333-24581); Form S-3 (333-10383)
and (333-14025); and Form S-4 (333-13133) of U.S. Office Products Company of our report, with respect to the financial statements of Data Business Forms Limited for the period ended December 31, 1995, dated February 6, 1996, appearing on page F-8 of U.S. Office Products Company's Annual Report on Form 10-K/A Amendment No. 1 for the year ended April 26, 1997.

/s/ERNST & YOUNG
Chartered Accountants

Toronto, Canada
August 18, 1997